Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statement of MVB Financial Corp. of our report dated February 13, 2007, relating to the consolidated balance sheets of MVB Financial Corp. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Form S-8 Registration Statement.

/s/ BROWN, EDWARDS & COMPANY, L.L.P.

Bluefield, West Virginia

August 27, 2007